UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2017
THE AES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	011-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2017, Elizabeth Hackenson, the Senior Vice-President and Chief Information Officer of The AES Corporation (the “Company”), and the Company mutually determined that she will depart from the Company effective June 30, 2017 (the “Separation Date”). Ms. Hackenson was responsible for technology and services to include IT, cybersecurity, insurance programs and internal audit.
In connection with her departure and subject to, and in accordance with, the terms and conditions of the Company’s Amended and Restated Executive Severance Plan (including, without limitation, her execution (and non-revocation) of a release of claims), the Company will provide Ms. Hackenson with the severance compensation and benefits provided thereunder and described on page 52 of the Company’s definitive proxy statement filed on March 8, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
By:	/s/ Zafar A. Hasan
Name: Zafar A. Hasan
Title: Vice President, Chief Corporate Counsel
Date: June 1, 2017